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Exhibit 3.4

BYLAWS
OF
CECIL FEDERAL BANK

ARTICLE I—Principal Banking Office

        The principal banking office of CECIL FEDERAL BANK shall be located at 127 North Street, in the Town of Elkton, in the State of Maryland.

ARTICLE II—Shareholders

        Section 1. Place of Meetings.    All annual and special meetings of shareholders shall be held at the principal office of the Bank or at such other place within or without the State of Maryland as the Board of Directors may determine.

        Section 2. Annual Meeting. A meeting of the shareholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held annually at such date and time as the Board of Directors may determine.

        Section 3. Conduct of Meetings.    Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the board or President to preside at such meetings.

        Section 4. Fixing of Record Date.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

        Section 5. Quorum.    A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

        Section 6. Proxies.    At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution unless otherwise provided in the proxy.

        Section 7. Voting of Shares in the Name of Two or More Persons.    When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

        Section 8. Voting of Shares of Certain Holders.    Shares standing in the name of another corporation maybe voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator maybe voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

        A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        Neither treasury shares of its own stock held by the Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the savings bark, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

        Section 9. Inspectors of Election.    In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the board or the President may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the board or the President.

        Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

        Section 10. Nominating Committee.    The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Nominations for the election of directors may also be made by any shareholder of the Bank entitled to vote generally in the election of directors. Such nominations by a shareholder must be made in writing and delivered to the Secretary not later than ninety (90) days prior to the month and day one year subsequent to the date that the proxy materials regarding the last election of directors to the Board of Directors were mailed to shareholders. Each such notice of nomination by a shareholder must set forth (a) the full name, age and date of birth of each nominee proposed in the notice, (b) the business and residence addresses and telephone numbers of each such nominee, (c) the educational background and business experience of each such nominee, including a list of positions held for at least the preceding five years, and (d) a signed representation by each such nominee that the nominee will timely provide any other information reasonably requested by the Bank for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present in person and the nominee must be present in person at the meeting for the election of directors. Any vote cast for a person who has not been duly nominated pursuant to this Article II, Section 10, shall be void.

        Section 11. New Business.    At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, proposals for new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Bank. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Bank not less than thirty (30) nor more than ninety (90) days before the date of any such annual meeting of shareholders; provided, however, that if less than forty-five (45) days' notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received by the Secretary not later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the meeting was mailed to shareholders or two (2) days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth (a) a brief description of the business and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Bank's books, of the shareholder proposing such business, (c) the class and number of shares of the Bank that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Shareholder proposals that do not satisfy the requirements of this Article II, Section 11, may be considered and discussed but not acted upon at an annual meeting.

        Section 12. Informal Action by Shareholders.    Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a unanimous written consent to the action is signed by each shareholder entitled to vote on the matter and a written waiver of any rights to dissent is signed by each shareholder entitled to notice but not entitled to vote at the meeting. The unanimous written consent and the written waiver, if any, shall be filed with the records of the shareholders' meetings.

ARTICLE III—Board of Directors

        Section 1. General Powers.    The business and affairs of the Bank shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the board from among its members and shall designate, when present, the Chairman of the board to preside at its meetings.

        Section 2. Number and Term.    The Board of Directors shall consist of eight members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

        Section 3. Regular Meetings.    A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution the time and place, for the holding of additional regular meetings without other notice than such resolution.

        Section 4. Qualification.    Directors need not be the beneficial owners of capital stock of the Bank.

        Section 5. Special Meetings.    Special meetings of the Board of Directors may be called by or at the request of the Chairman of the board, the President, or one-third of the directors. The persons authorized to call special meetings of the board of director; may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

        Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

        Section 6. Notice of Special Meetings.    Written notice of any special meeting of the Board of Directors or of any committee designated thereby shall be given to each director at least 24 hours prior thereto at the address at which the director is most likely to be reached. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 7. Quorum.    A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.

        Section 8. Manner of Acting.    The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

        Section 9. Action without a Meeting.    Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

        Section 10. Resignation.    Any director may resign at any time by sending a written notice of such resignation to the principal banking of the Bank addressed to the Chairman of the board or the President. Unless otherwise specified, such resignation shall take effect upon receipt by the Chairman of the board or the President.

        Section 11. Vacancies.    Any vacancy occurring in the Board of Directors shall be filled in accordance with the provisions of the Bank's Articles of Incorporation. The term of such director shall be in accordance with the provisions of the Bank's Articles of Incorporation.

        Section 12. Compensation.    Directors, as such, may receive compensation for service on the Board of Directors. Members of either standing or special committees maybe allowed such compensation as the Board of Directors may determine. Nothing herein shall be construed to preclude any director from serving the Bank in any other capacity and receiving remuneration therefor.

        Section 13. Presumption of Assent.    A director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 14. Removal of Directors.    Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Bank's Articles of Incorporation.

        Section 15. Advisory Directors and Directors Emeritus.    The Board of Directors may by resolution appoint persons to serve as advisory directors, who may also serve as directors emeritus, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. No advisory director or director emeritus shall have the authority to participate by vote in the transaction of business.

        Section 16. Contracts with Interested Directors.    No contract or other transaction between this Bank and any other Bank shall be affected by the fact that any director of this Bank is interested in, or is a director or officer of, such other Bank, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Bank or in which this Bank is interested; and no contract, or other transaction, of this Bank with any person, firm, or Bank, shall be affected by the fact that any director of this Bank is a party to, or is interested in, such contract, act or transaction, or is in any way connected with such person, firm, or Bank, and every person who may become a director of this Bank is hereby relieved from any liability that might otherwise exist from contracting with the Bank for the benefit of him or herself or any firm, association, or Bank in which he may be in any way interested.

ARTICLE IV—Executive and Other Committees

        Section 1. Appointment.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Bank, and may prescribe the duties, constitution and procedures thereof. The Board of Directors may delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Bank, except such authority as may be specifically reserved to the full Board of Directors by the General Laws of the State of Maryland. Each committee shall consist of one or more directors of the Bank. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member.

        Section 2. Authority.    The Board of Directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any committee of the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

        Section 3. Tenure.    Subject to the provisions of Section 2 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her or her designation and until a successor is designated as a member of the executive committee.

ARTICLE V—Officers

        Section 1. Positions.    The officers of the Bank shall be a President, one or more vice Presidents, a secretary, a treasurer, and such other officers which the Board of Directors shall from time to time deem necessary for the conduct of the business of the Bank, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the board as an officer. The President shall be the chief executive officer, unless the Board of Directors designates the Chairman of the board as chief executive officer. The President shall be a director of the Bank. The offices of the secretary and treasurer may be held by the same person and a vice President may also be either the secretary, or the treasurer. The Board of Directors may designate one or more vice Presidents as executive vice President or senior vice President. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

        Section 2. Election and Term of Office.    The officers of the Bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

        Section 3. Removal.    Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

        Section 4. Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

        Section 5. Resignation.    Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon its acceptance by the Board of Directors.

        Section 6. Remuneration.    The remuneration of the officers shall be fixed from time to time by the Board of Directors by employment contracts or otherwise, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Bank.

ARTICLE VI—Contracts, Loans, Checks, and Deposits

        Section 1. Contracts.    To the extent permitted by applicable law, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the savings hank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

        Section 2. Checks, Drafts, etc.    All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees, or agents of the Bank in such manner as shall from time to time be determined by the Board of Directors.

ARTICLE VII—Certificates for Shares and Their Transfer

        Section 1. Certificates for Shares.    The shares of the Bank shall be represented by certificates signed by the Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary of the Bank, and may be sealed with the seal of the Bank or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Bank itself or an employee of the Bank. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the date of its issue.

        Section 2. Form of Certificates.    All certificates representing shares issued by the Bank shall set forth upon the face or back that the Bank will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

        Each certificate representing shares shall state upon the face thereof: that the Bank is organized under the laws of the State of Maryland; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters with regard to the form of the certificates shall be determined by the Board of Directors.

        Section 3. Payment for Shares.    No certificate shall be issued for any shares until such share is fully paid. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Bank's Articles of Incorporation.

        Section 4. Transfer of Shares.    Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes.

        Section 5. Stock Ledger.    The stock ledger of the Bank shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or the books of the Bank or to vote in person or by proxy at any meeting of shareholders.

        Section 6. Lost Certificates.    The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Bank alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the Bank a bond in such sum as it may direct as indemnity against any claim that may be made against the Bank with respect to the certificate alleged to have been lost, stolen, or destroyed.

        Section 7. Beneficial Owners.    The Bank shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Bank shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII—Fiscal Year; Annual Audit

        The fiscal year of the Bank shall end on the 31st day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

ARTICLE IX—Dividends

        Subject to the terms of the Bank's charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding classes of capital stock.

ARTICLE X—Corporate Seal

        The Board of Directors shall provide a Bank seal which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

ARTICLE XI—Amendments

        These bylaws may be amended in a manner consistent with applicable law at any time by a majority vote of the full Board of Directors or by a majority vote of the votes eligible to be cast by the shareholders of the Bank at any legal meeting.

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  Exhibit 3.4
BYLAWS OF CECIL FEDERAL BANK